Exhibit 99.1

Media Contact:  Roy L. Morrow (216) 383-4893

Roy_Morrow@lincolnelectric.com

Investors Contact:  Earl L. Ward (216) 383-5067

Earl_Ward@lincolnelectric.com

Lincoln Electric reports 3Q’10 Sales increase of 17.5%;

3Q Operating income increase of 44.5% or 21.7%, as adjusted;

3Q EPS of $0.76 or $0.79, as adjusted

Third Quarter 2010 Highlights
▪ Sales were $519.3 million, an increase of 17.5% from the Third Quarter 2009
▪ Operating income increased to $48.2 million from $33.3 million or an increase of 44.5% from the Third Quarter 2009
▪ Excluding special items, adjusted operating income increased 21.7% to $49.3 million from $40.5 million in the Third Quarter 2009
▪ Net income increased to $32.5 million, or $0.76 per diluted share, from $12.8 million, or $0.30 per diluted share, in the Third Quarter 2009
▪ Excluding special items, adjusted net income increased 24.2% to $33.6 million, or $0.79 per diluted share, from $27.0 million, or $0.63 per diluted share, in the Third Quarter 2009

CLEVELAND, Ohio, U.S.A., October 27, 2010 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported third quarter 2010 net income of $32.5 million, or $0.76 per diluted share.  Sales were $519.3 million in the third quarter of 2010 versus $441.8 million in the comparable 2009 period, an increase of 17.5%.  Operating income for the third quarter increased $14.9 million to $48.2 million, or 9.3% of sales, from $33.3 million in the comparable 2009 period.  Adjusted operating income in the quarter was $49.3 million, or 9.5% of sales.

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Lincoln Electric Reports Third Quarter 2010 Financial Results

Net income for the third quarter of 2010 was $32.5 million, or $0.76 per diluted share, compared with net income of $12.8 million, or $0.30 per diluted share, in the third quarter of 2009.  Adjusted net income was $33.6 million, or $0.79 per diluted share, compared with $27.0 million, or $0.63 per diluted share, in the third quarter of 2009.  The effective tax rate for the third quarter of 2010 was 33.2% compared with 47.1% in 2009.

“We continued to improve our operating results during the quarter,” said John M. Stropki, Chairman and Chief Executive Officer.  “Our strong sales and operating profits are encouraging in light of the weaker results we usually experience throughout Europe in the third quarter.

“Current demand levels are stable in most market segments and geographical regions.  I am cautiously optimistic that the global recovery will continue as we focus on market share gains and achieving our international expansion objectives.  We also believe that our strong financial position will continue to provide the flexibility to execute our long-term strategic objectives to the benefit of our shareholders.”

Net cash provided by operating activities was $56.0 million in the third quarter compared with $97.1 million for the comparable period in 2009.

Sales for the nine months ended September 30, 2010 were $1.51 billion versus $1.27 billion in the comparable 2009 period, an increase of 18.9%.  Operating income for the nine months ended September 30, 2010 increased $79.8 million to $134.1 million, or 8.9% of sales, from $54.3 million in the comparable 2009 period.  Adjusted operating income in the nine months ended September 30, 2010 was $134.7 million, or 8.9% of sales.

Net income for the nine months ended September 30, 2010 was $88.7 million, or $2.08 per diluted share, compared with net income of $24.2 million, or $0.57 per diluted share, for the comparable period in 2009.  Adjusted net income was $91.3 million, or $2.14 per diluted share, compared with $45.4 million, or $1.07 per diluted share, for the nine months ended September 30, 2009.  The effective tax rate for the nine months ended September 30, 2010 was 32.9% compared with 46.8% in 2009.

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Lincoln Electric Reports Third Quarter 2010 Financial Results

Net cash provided by operating activities was $103.7 million in the nine months ended September 30, 2010 compared with $231.3 million for the comparable period in 2009.  The Company returned $58.6 million to shareholders through the payment of $35.6 million in dividends and the repurchase of $23.0 million of the Company’s shares for treasury during the nine months ended September 30, 2010.

The Company’s Board of Directors declared a quarterly cash dividend of $0.28 per share, which was paid on October 15, 2010 to holders of record as of September 30, 2010.

Financial results for the third quarter 2010 can also be obtained at http://www.lincolnelectric.com/InvestorNews.

A conference call to discuss the third quarter 2010 financial results is scheduled for today, Wednesday, October 27, 2010, at 10:00 a.m., Eastern Time.  An audio webcast of the call is accessible through the investor tab on the Company’s website at http://www.lincolnelectric.com/corporate/.

Adjusted operating income, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are merely a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measure.

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc-welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 37 manufacturing locations, including operations and joint ventures in 18 countries and a worldwide network of distributors and sales offices covering more than 160 countries. For more information about Lincoln Electric, its products and services, visit the Company’s website at http://www.lincolnelectric.com.

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Lincoln Electric Reports Third Quarter 2010 Financial Results

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of international terrorism and hostilities on the Company or its customers, suppliers and the economy in general. For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.

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Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share data)

(Unaudited)

Consolidated Statements of Income

	Three Months Ended September 30,				Fav (Unfav) to Prior Year
	2010	% of Sales	2009	% of Sales	$	%
Net sales	$519,338	100.0%	$441,802	100.0%	$77,536	17.5%
Cost of goods sold	375,267	72.3%	316,671	71.7%	(58,596)	(18.5%)
Gross profit	144,071	27.7%	125,131	28.3%	18,940	15.1%
Selling, general & administrative expenses	95,612	18.4%	84,648	19.2%	(10,964)	(13.0%)
Rationalization charges	269	0.1%	7,144	1.6%	6,875	96.2%
Operating income	48,190	9.3%	33,339	7.5%	14,851	44.5%
Interest income	602	0.1%	716	0.2%	(114)	(15.9%)
Equity earnings (loss) in affiliates	1,070	0.2%	(8,692)	(2.0%)	9,762	112.3%
Other income	628	0.1%	1,030	0.2%	(402)	(39.0%)
Interest expense	(1,671)	(0.3%)	(2,032)	(0.5%)	361	17.8%
Income before income taxes	48,819	9.4%	24,361	5.5%	24,458	100.4%
Income taxes	16,191	3.1%	11,474	2.6%	(4,717)	(41.1%)
Effective tax rate	33.2%		47.1%		13.9%
Net income including noncontrolling interests	32,628	6.3%	12,887	2.9%	19,741	153.2%
Noncontrolling interests in subsidiaries’ earnings	155	—	130	—	(25)	(19.2%)
Net income	$32,473	6.3%	$12,757	2.9%	$19,716	154.6%

Basic earnings per share	$0.77		$0.30		$0.47	156.7%
Diluted earnings per share	$0.76		$0.30		$0.46	153.3%

Weighted average shares (basic)	42,134		42,396
Weighted average shares (diluted)	42,535		42,642

	Nine Months Ended September 30,				Fav (Unfav) to Prior Year
	2010	% of Sales	2009	% of Sales	$	%
Net sales	$1,505,880	100.0%	$1,266,836	100.0%	$239,044	18.9%
Cost of goods sold	1,089,893	72.4%	945,066	74.6%	(144,827)	(15.3%)
Gross profit	415,987	27.6%	321,770	25.4%	94,217	29.3%
Selling, general & administrative expenses	284,452	18.9%	241,791	19.1%	(42,661)	(17.6%)
Rationalization (gains) charges	(2,559)	(0.2%)	25,720	2.0%	28,279	109.9%
Operating income	134,094	8.9%	54,259	4.3%	79,835	147.1%
Interest income	1,781	0.1%	2,780	0.2%	(999)	(35.9%)
Equity earnings (loss) in affiliates	2,684	0.2%	(6,123)	(0.5%)	8,807	143.8%
Other income	1,324	0.1%	2,341	0.2%	(1,017)	(43.4%)
Interest expense	(4,751)	(0.3%)	(6,547)	(0.5%)	1,796	27.4%
Income before income taxes	135,132	9.0%	46,710	3.7%	88,422	189.3%
Income taxes	44,431	3.0%	21,855	1.7%	(22,576)	(103.3%)
Effective tax rate	32.9%		46.8%		13.9%
Net income including noncontrolling interests	90,701	6.0%	24,855	2.0%	65,846	264.9%
Noncontrolling interests in subsidiaries’ earnings	1,960	0.1%	624	—	(1,336)	(214.1%)
Net income	$88,741	5.9%	$24,231	1.9%	$64,510	266.2%

Basic earnings per share	$2.10		$0.57		$1.53	268.4%
Diluted earnings per share	$2.08		$0.57		$1.51	264.9%

Weighted average shares (basic)	42,282		42,385
Weighted average shares (diluted)	42,670		42,602

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating income as reported	$48,190	$33,339	$134,094	$54,259
Special items (pre-tax):
Rationalization charges (gains) (1)	269	7,144	(2,559)	25,720
Venezuela - functional currency change and devaluation (2)	815	—	3,123	—
Pension settlement gain	—	—	—	(2,144)
Adjusted operating income (4)	$49,274	$40,483	$134,658	$77,835

Net income as reported	$32,473	$12,757	$88,741	$24,231
Special items (after-tax):
Rationalization charges (gains) (1)	265	6,340	(2,896)	20,407
Venezuela - functional currency change and devaluation (2)	815	—	3,560	—
Pension settlement gain	—	—	—	(2,144)
Gain on sale of property of equity investment	—	—	—	(5,667)
Loss on disposal of equity investment (3)	—	7,943	—	7,943
Noncontrolling interests	44	—	1,890	601
Adjusted net income (4)	$33,597	$27,040	$91,295	$45,371

Diluted earnings per share as reported	$0.76	$0.30	$2.08	$0.57
Special items	0.03	0.33	0.06	0.50
Adjusted diluted earnings per share (4)	$0.79	$0.63	$2.14	$1.07

Weighted average shares (diluted)	42,535	42,642	42,670	42,602

(1)             The three months ended September 30, 2010 primarily include charges associated with the consolidation of manufacturing operations initiated in 2009.  The nine months ended September 30, 2010 include gains of $4,971 ($5,012 after-tax) on the disposal of assets at rationalized operations offset by charges of $2,412 ($2,116 after-tax) primarily associated with the consolidation of manufacturing operations initiated in 2009.

                        The three and nine month periods ended September 30, 2009 include primarily employee severance costs.

(2)             Represents the impact of the change in the functional currency of the Company’s Venezuelan operation to the dollar and the devaluation of the Venezuelan currency.

(3)             Represents the impact of the completion of the Company’s 100% acquisition of Jinzhou Jin Tai Welding and Metal Co., Ltd. and associated disposal of the Company’s 35% interest in Taiwan-based Kuang Tai Metal Industrial Co., Ltd.

(4)             Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are merely a supplement to, and not a replacement for, GAAP financial measures.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	September 30, 2010	December 31, 2009

Cash and cash equivalents	$382,537	$388,136
Total current assets	1,120,111	1,023,546
Property, plant and equipment, net	459,793	460,061
Total assets	1,798,692	1,705,292

Total current liabilities	372,283	297,971
Short-term debt	14,815	35,867
Long-term debt	85,458	87,850
Total equity	1,146,631	1,085,675

Net Operating Working Capital	September 30, 2010	December 31, 2009

Accounts receivable	$319,530	$273,700
Inventory	315,455	255,743
Trade accounts payable	153,524	100,052
Net operating working capital	$481,461	$429,391

Net operating working capital to net sales (1)	23.2%	23.2%

Invested Capital	September 30, 2010	December 31, 2009

Short-term debt	$14,815	$35,867
Long-term debt	85,458	87,850
Total debt	100,273	123,717
Total equity	1,146,631	1,085,675
Invested capital	$1,246,904	$1,209,392

Total debt / invested capital	8.0%	10.2%
Return on invested capital (2)	9.3%	4.3%

(1)             Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(2)             Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share data)

(Unaudited)

Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2010	2009
OPERATING ACTIVITIES:
Net income	$32,473	$12,757
Noncontrolling interests in subsidiaries’ earnings	155	130
Net income including noncontrolling interests	32,628	12,887
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Rationalization gains	(119)	—
Depreciation and amortization	14,062	14,665
Equity (earnings) loss in affiliates, net	(534)	9,466
Other non-cash items, net	11,757	10,292
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	1,274	17,050
(Increase) decrease in inventories	(11,139)	17,628
Increase in trade accounts payable	5,850	8,554
Decrease in accrued pensions	(11,101)	(11,537)
Net change in other current assets and liabilities	14,942	16,700
Net change in other long-term assets and liabilities	(1,649)	1,383
NET CASH PROVIDED BY OPERATING ACTIVITIES	55,971	97,088

INVESTING ACTIVITIES:
Capital expenditures	(19,718)	(5,466)
Acquisition of businesses, net of cash acquired	(1,000)	(17,558)
Proceeds from sale of property, plant and equipment	1,797	378
NET CASH USED BY INVESTING ACTIVITIES	(18,921)	(22,646)

FINANCING ACTIVITIES:
Net change in borrowings	(12,763)	(6,916)
Proceeds from exercise of stock options	311	87
Tax benefit from exercise of stock options	99	31
Purchase of shares for treasury	(10,036)	—
Cash dividends paid to shareholders	(11,829)	(11,453)
NET CASH USED BY FINANCING ACTIVITIES	(34,218)	(18,251)

Effect of exchange rate changes on Cash and cash equivalents	5,804	2,877
INCREASE IN CASH AND CASH EQUIVALENTS	8,636	59,068
Cash and cash equivalents at beginning of period	373,901	346,899
Cash and cash equivalents at end of period	$382,537	$405,967

Cash dividends paid per share	$0.28	$0.27

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share data)

(Unaudited)

Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2010	2009
OPERATING ACTIVITIES:
Net income	$88,741	$24,231
Noncontrolling interests in subsidiaries’ earnings	1,960	624
Net income including noncontrolling interests	90,701	24,855
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Rationalization gains	(4,834)	—
Depreciation and amortization	42,422	42,333
Equity (earnings) loss in affiliates, net	(704)	8,954
Other non-cash items, net	23,460	19,441
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(48,598)	57,583
(Increase) decrease in inventories	(57,211)	105,876
Increase (decrease) in trade accounts payable	54,315	(16,389)
Decrease in accrued pensions	(29,241)	(30,488)
Net change in other current assets and liabilities	41,266	16,908
Net change in other long-term assets and liabilities	(7,862)	2,240
NET CASH PROVIDED BY OPERATING ACTIVITIES	103,714	231,313

INVESTING ACTIVITIES:
Capital expenditures	(43,208)	(26,285)
Additions to equity investment in affiliates	—	(488)
Acquisition of businesses, net of cash acquired	(1,182)	(17,558)
Proceeds from sale of property, plant and equipment	9,746	638
NET CASH USED BY INVESTING ACTIVITIES	(34,644)	(43,693)

FINANCING ACTIVITIES:
Net change in borrowings	(17,605)	(37,352)
Proceeds from exercise of stock options	1,319	305
Tax benefit from exercise of stock options	469	105
Purchase of shares for treasury	(22,960)	(343)
Cash dividends paid to shareholders	(35,584)	(34,347)
NET CASH USED BY FINANCING ACTIVITIES	(74,361)	(71,632)

Effect of exchange rate changes on Cash and cash equivalents	(308)	5,647
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(5,599)	121,635
Cash and cash equivalents at beginning of period	388,136	284,332
Cash and cash equivalents at end of period	$382,537	$405,967

Cash dividends paid per share	$0.84	$0.81

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	North America Welding	Europe Welding		Asia Pacific Welding	South America Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended September 30, 2010
Net sales	$255,636	$85,892		$79,657	$34,065	$64,088	$—	$519,338
Inter-segment sales	28,291	3,242		4,224	662	1,518	(37,937)	—
Total	$283,927	$89,134		$83,881	$34,727	$65,606	$(37,937)	$519,338

EBIT (1)	$43,187	$5,294		$(1,387)	$2,355	$4,119	$(3,680)	$49,888
As a percent of total sales	15.2%	5.9%		(1.7% )	6.8%	6.3%		9.6%
Special items (2)	$—	$370		$(101)	$815	$—	$—	$1,084
EBIT, as adjusted (3)	$43,187	$5,664		$(1,488)	$3,170	$4,119	$(3,680)	$50,972
As a percent of total sales	15.2%	6.4%		(1.8% )	9.1%	6.3%		9.8%

Three months ended September 30, 2009
Net sales	$213,132	$84,365		$62,204	$26,430	$55,671	$—	$441,802
Inter-segment sales	21,393	2,668		1,171	—	1,416	(26,648)	—
Total	$234,525	$87,033		$63,375	$26,430	$57,087	$(26,648)	$441,802

EBIT (1)	$34,497	$(3,834)		$(11,489)	$4,354	$1,725	$424	$25,677
As a percent of total sales	14.7%	(4.4%	)	(18.1% )	16.5%	3.0%		5.8%
Special items (4)	$—	$6,338		$8,606	$164	$(21)	$—	$15,087
EBIT, as adjusted (3)	$34,497	$2,504		$(2,883)	$4,518	$1,704	$424	$40,764
As a percent of total sales	14.7%	2.9%		(4.5% )	17.1%	3.0%		9.2%

Nine months ended September 30, 2010
Net sales	$740,780	$255,773		$233,965	$85,009	$190,353	$—	$1,505,880
Inter-segment sales	81,381	9,787		9,310	1,064	4,877	(106,419)	—
Total	$822,161	$265,560		$243,275	$86,073	$195,230	$(106,419)	$1,505,880

EBIT (1)	$114,484	$12,642		$5,273	$2,383	$9,794	$(6,474)	$138,102
As a percent of total sales	13.9%	4.8%		2.2%	2.8%	5.0%		9.2%
Special items (2)	$—	$2,079		$(4,222)	$3,123	$(416)	$—	$564
EBIT, as adjusted (3)	$114,484	$14,721		$1,051	$5,506	$9,378	$(6,474)	$138,666
As a percent of total sales	13.9%	5.5%		0.4%	6.4%	4.8%		9.2%

Nine months ended September 30, 2009
Net sales	$639,973	$260,575		$133,144	$69,197	$163,947	$—	$1,266,836
Inter-segment sales	63,736	7,001		2,000	—	6,193	(78,930)	—
Total	$703,709	$267,576		$135,144	$69,197	$170,140	$(78,930)	$1,266,836

EBIT (1)	$82,490	$(8,172)		$(23,209)	$6,566	$(4,715)	$(2,483)	$50,477
As a percent of total sales	11.7%	(3.1%	)	(17.2% )	9.5%	(2.8% )		4.0%
Special items (5)	$10,191	$3,325		$7,130	$528	$4,678	$—	$25,852
EBIT, as adjusted (3)	$92,681	$(4,847)		$(16,079)	$7,094	$(37)	$(2,483)	$76,329
As a percent of total sales	13.2%	(1.8%	)	(11.9% )	10.3%	—		6.0%

(1)                 EBIT is defined as Operating income plus Equity earnings (loss) in affiliates and Other income.

(2)                 Special items include rationalization charges (gains) and the impact of the change in the functional currency of the Company’s Venezuelan operation to the dollar and the devaluation of the Venezuelan currency.

(3)                 The primary profit measure used by management to assess segment performance is EBIT, as adjusted.  EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

(4)                 Special items include rationalization charges (gains) and a loss related to an acquisition included in Equity earnings (loss) in affiliates.

(5)                 Special items include rationalization charges, a gain on the sale of a property, a pension settlement gain and a loss related to an acquisition included in Equity earnings (loss) in affiliates.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales					Foreign		Net Sales
	2009	Volume	Acquisitions	Price		Exchange		2010
Operating Segments
North America Welding	$213,132	$37,360	$—	$3,351		$1,793		$255,636
Europe Welding	84,365	9,515	—	28		(8,016)		85,892
Asia Pacific Welding	62,204	5,022	12,338	(1,598)		1,691		79,657
South America Welding	26,430	11,996	—	5,539		(9,900)		34,065
The Harris Products Group	55,671	3,180	—	5,384		(147)		64,088
Consolidated	$441,802	$67,073	$12,338	$12,704		$(14,579)		$519,338

% Change
North America Welding		17.5%	—	1.6%		0.8%		19.9%
Europe Welding		11.3%	—	—		(9.5%	)	1.8%
Asia Pacific Welding		8.1%	19.8%	(2.6%	)	2.7%		28.1%
South America Welding		45.4%	—	21.0%		(37.5%	)	28.9%
The Harris Products Group		5.7%	—	9.7%		(0.3%	)	15.1%
Consolidated		15.2%	2.8%	2.9%		(3.3%	)	17.5%

Nine Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales					Foreign		Net Sales
	2009	Volume	Acquisitions	Price		Exchange		2010
Operating Segments
North America Welding	$639,973	$100,131	$—	$(9,460)		$10,136		$740,780
Europe Welding	260,575	11,610	—	(10,697)		(5,715)		255,773
Asia Pacific Welding	133,144	11,236	86,235	(5,973)		9,323		233,965
South America Welding	69,197	24,552	—	11,719		(20,459)		85,009
The Harris Products Group	163,947	10,978	—	12,445		2,983		190,353
Consolidated	$1,266,836	$158,507	$86,235	$(1,966)		$(3,732)		$1,505,880

% Change
North America Welding		15.6%	—	(1.5%	)	1.6%		15.8%
Europe Welding		4.5%	—	(4.1%	)	(2.2%	)	(1.8%	)
Asia Pacific Welding		8.4%	64.8%	(4.5%	)	7.0%		75.7%
South America Welding		35.5%	—	16.9%		(29.6%	)	22.9%
The Harris Products Group		6.7%	—	7.6%		1.8%		16.1%
Consolidated		12.5%	6.8%	(0.2%	)	(0.3%	)	18.9%